Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated December 31, 2015 with respect to the shares of Common Stock of QLT Inc. and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  December 31, 2015

BIOTECHNOLOGY VALUE FUND, L.P.

By:	BVF Partners L.P., its general partner
By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert
	Name:	Mark N. Lampert
	Title:	President

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	BVF Partners L.P., its general partner
By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert
	Name:	Mark N. Lampert
	Title:	President

BIOTECHNOLOGY VALUE TRADING FUND OS, L.P.

By:	BVF Partners L.P., its investment manager
By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert
	Name:	Mark N. Lampert
	Title:	President

BVF PARTNERS OS LTD.

By:	BVF Partners L.P., its sole member
By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert
	Name:	Mark N. Lampert
	Title:	President

BVF PARTNERS L.P.

By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert
	Name:	Mark N. Lampert
	Title:	President

BVF INC.

By:	/s/ Mark N. Lampert
	Name:	Mark N. Lampert
	Title:	President

/s/ Mark N. Lampert
MARK N. LAMPERT